Exhibit 10.3

SECURED BRIDGE NOTE

$300,000.00	Dublin, Ohio April 25, 2023

For Value Received, Navidea Biopharmaceuticals, Inc., a Delaware corporation with an address of 4995 Bradenton Ave #240, Dublin, OH 43017, (the “Borrower”) hereby promises to pay to the order of John K. Scott, Jr., an individual (the “Lender”) in the lawful money of the United States of America, at such place as Lender may from time to time designate the original principal sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00) or, if less, the aggregate principal amount of all advances made by the Lender to the Borrower. This Secured Bridge Note (the “Note”) evidences advances made by the Lender to the Borrower.

Any outstanding principal amount under this Note shall be paid in full on June 26, 2023 (the “Maturity Date”). All payments under this Note shall be made in lawful tender of the United States.

On the Maturity Date, Borrower shall pay Lender a loan fee in an amount equal to Fifteen Thousand and 00/100 dollars ($15,000.00).

All overdue amounts under this Note (including the loan fee) shall bear interest, payable in demand, at the rate of twelve percent (12%) per annum (based on the actual number of days elapsed in a 360-day calendar year) (the “Default Rate”) from the date of such non-payment until such amount is paid in full.

This Note may be prepaid by the Borrower, in whole or in part, at any time with no penalty or premium.

As security for the payment in full of all of the Borrower’s obligations under this Note, the Borrower hereby pledges and assigns to Lender, and grants to Lender, a continuing lien on and security interest in, all of the Borrower’s right, title and interest in, to and under all of the Borrower’s assets, whether now owned or existing or hereafter arising or acquired and wheresoever located, together with all products and proceeds of the foregoing, as specified in that certain Security Agreement dated as of April 10, 2022, as amended (the “Security Agreement”) by Borrower in favor of the Lender as the secured party.

Upon the occurrence of any of the following (“Events of Default”) and at any time thereafter during the continuance of such Event of Default, the Lender may, at its option, by written notice to the Borrower, (x) declare all advances and all other amounts payable under this Note immediately due and payable and/or (y) exercise any or all of its rights, powers, or remedies under the Security Agreement or applicable law:

(a)         The Borrower fails to pay when due any principal, loan fee or interest payable hereunder, and such failure to pay continues for a period of five (5) calendar days following written notice of such non-payment by the Lender to the Borrower;

(b)         Until such time as the obligations under this Note have been satisfied in full, Borrower shall use the proceeds to be received by Borrower after the date hereof from Meilleur Technologies, Inc. (“Meilleur”) pursuant to the terms of the Asset Purchase Agreement dated April 10, 2023 between Borrower and Meilleur for any purpose other than the satisfaction of this Note;

(c)         Any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law is instituted by or against the Borrower and has been consented to or acquiesced in by the Borrower or remains undismissed for sixty (60) days, or an order for relief has been entered against the Borrower, or the Borrower takes any action, corporate or otherwise, to approve institution of, or acquiescence in, such a proceeding;

(d)         Any dissolution or liquidation proceeding is instituted by or against the Borrower and, if instituted against the Borrower, is consented to or acquiesced in by the Borrower, or remains undismissed for sixty (60) days, or the Borrower takes any corporate action to approve the institution of, or acquiesces in, such a proceeding.

Notwithstanding the foregoing, in addition to the remedies described in this section, Lender may take any and all other actions and remedies available to Lender by reason thereof under this Note, or under any document given to secure this Note, at law, in equity, or otherwise. The failure of Lender to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default by Borrower.

In the event a proceeding is filed for purposes of collection of amounts owed under or enforcement of this Note, then Lender shall be entitled to recover from Borrower costs of court and reasonable attorneys’ fees and expenses incurred in connection with such proceedings.

In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable legal requirements) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable legal requirements (the "Maximum Amount"), and in the event such excess payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal on this Note (without imposition of a prepayment penalty or other charge), and if in excess of the outstanding principal amount of this Note, such excess shall be immediately returned to Borrower upon such determination. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of the Maximum Amount.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, employees or agents) will be commenced in any Federal or State Court in Colorado (the “Colorado Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Colorado Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any Colorado Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

If Lender commences a proceeding to enforce any provision of this Agreement, then Lender shall be reimbursed by the Borrower for its attorneys’ fees and other costs and expenses incurred with the investigation preparation and prosecution of such proceeding.

[Signature page follows]

BORROWER: NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Joseph W. Meyer
Name: Joseph W. Meyer
Its: Director, Finance and Accounting